Exhibit 4.3

BANK OF IRELAND
GROUP

EXECUTIVE STOCK OPTION SCHEME — 2004

Established by the Annual General Court on 7 July 2004

PART ONE

1.	DEFINITIONS AND INTERPRETATION

(1)	In this Scheme, unless the context otherwise requires:

“Accounting Period” means any period in respect of which the Bank prepares an annual report and financial statements;

“the Bank” means The Governor and Company of the Bank of Ireland;

“Code of Conduct for Group Employees” means guidelines that specify the periods during which senior management of a Group Company may deal in Bank Stock;

“Control” means control within the definition given by section 432 of the Taxes Consolidation Act 1997;

“the Court” means the Court of Directors of the Bank or a duly authorised committee thereof;

“the Grant Date” means the date on which an option was granted;

“Group Company” means the Bank or any other company of which the Bank has Control;

“the Group Remuneration Committee” means the group remuneration committee of the Court save that upon the occurrence of any of the corporate events described more fully in Rule 6, then the term means the Group Remuneration Committee of the Court as constituted immediately before such event occurs;

“Internal Reorganisation” means an event contemplated by sub-rule (1) or (3) of Rule 6, the result of which is that the Bank will be under the Control of another company or the business of the Bank is carried on by another company and the persons who owned stock in the Bank immediately before the change of Control will immediately afterwards own more than 75% of the shares in that other company;

“Participant” means a person who holds an option granted under the Scheme;

“Performance Condition” is the Performance Condition in the Schedule to the Scheme or such other conditions as may be specified by the Group Remuneration Committee under sub-rule (1) of Rule 3 provided that any material change shall only be made following discussion with the Irish Association of Investment Managers;

“Performance Period” unless the Group Remuneration Committee determines otherwise on the Grant Date means the three consecutive Accounting Periods of which the first is the Accounting Period in which the Grant Date falls (or such shorter period as may be specified in Rules 5 or 6);

“the Scheme” means for options granted under this Part One, the Bank of Ireland Group Executive Stock Option Scheme — 2004 as herein set out comprising Rules 1 to 11 of this Part One but subject to any alterations or additions made under Rule 8;

“the Trustee” means the trustee or trustees for the time being of any trust established for the benefit of all or most of the employees of the Bank and/or its subsidiaries;

“Unit of Stock” means a unit of Ordinary Stock in the capital of the Bank and “Units of Stock” and “Stock” and “Ordinary Stock” shall be construed accordingly.

(2)	Any reference in the Scheme to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

(3)	Where the context so permits, the singular shall include the plural and vice versa.

(4)	Headings and words in italics are for guidance only and do not form part of the Scheme.

(5)	The attached Schedule forms part of the Scheme.

2.	ELIGIBILITY

(1)	Subject to sub-rule (2) of this Rule 2, a person is eligible to be granted an option if (and only if) he or she is on the Grant Date an executive director, an officer or an employee of a Group Company and is required to devote the whole or substantially the whole of his or her working time to his office or employment with a Group Company.

(2)	A person is not eligible to be granted an option under the Scheme if at the proposed Grant Date he or she is within three years of his or her anticipated retirement date or such shorter period (being not less than six months) as may be specified from time to time by the guidelines issued by the Irish Association of Investment Managers.

3.	GRANT OF OPTIONS

(1)	Subject to sub-rule (3) of this Rule 3 and Rule 4, the Group Remuneration Committee may at its absolute discretion grant to any person who is eligible in accordance with Rule 2 an option to acquire Units of Stock in the Bank, upon the terms set out in this Part One of the Scheme and subject to the Performance Condition or such other objective conditions as the Group Remuneration Committee may specify on the Grant Date.

(2)	The Group Remuneration Committee may adopt such procedures as it thinks fit for granting options, whether by issuing invitations or without issuing invitations.

(3)	An option may only be granted under the Scheme:

(a)	within the period of 6 weeks beginning with:

(i)	the date on which the Scheme is adopted by the Bank at the Annual General Court; or

(ii)	the dealing day next following the date on which the Bank announces its results for any period; or

(iii)	the removal of any restriction imposed under statute, order or regulation (including any regulation, order or requirement imposed by any regulatory authority) which had previously prevented the grant of an option under sub-paragraph (ii) above; or

(b)	at any other time when the circumstances are considered by the Group Remuneration Committee to be sufficiently exceptional to justify its grant; and

(c)	within the period of 10 years beginning with the date on which the Scheme is adopted by the Bank.

(4)	The price at which Units of Stock may be acquired by the exercise of an option granted under the Scheme shall be determined by the Group Remuneration Committee before it is granted, but shall not be less than the higher of:

(a)	the average of the closing prices of Units of Stock of that class (as derived from The Irish Stock Exchange Daily Official List or any successor to that Stock Exchange) for the three dealing days immediately preceding the Grant Date, provided that no such dealing day shall fall before the day on which the Bank last announced its results for any period; and

(b)	the closing price of Units of Stock of that class (as derived from The Irish Stock Exchange Daily Official List or any successor to that Stock Exchange) on the Grant Date; and

(c)	in the case of an option to acquire Units of Stock only by subscription, the price shall not be less than the nominal value of those Units of Stock.

(5)	An option granted under the Scheme:

(a)	shall not, except on the death of a Participant, be capable of being transferred, assigned, charged or pledged by him or her and any purported transfer, assignment, charge or pledge shall cause the option to lapse forthwith; and

(b)	shall lapse forthwith if he or she is adjudged bankrupt.

(6)	There shall be no monetary consideration for the grant of an option under the Scheme.

(7)	The Bank shall execute an Award in such form and manner as it considers appropriate and shall issue to each Participant an Option Certificate which shall be in such form as the Group Remuneration Committee shall from time to time determine. The Option Certificate shall include details of:

(a)	the Grant Date in relation to the option;

(b)	the number of Units of Stock subject to the option;

(c)	the exercise price in relation to the option; and

(d)	the Performance Conditions to be satisfied as a condition of the exercise of the option.

4.	LIMITS

(1)	No person shall be granted an option which would, at the time it is granted, cause the aggregate price at which he or she may acquire Units of Stock in pursuance of options granted to him or her in the same Accounting Period under either Part One or Part Two of the Scheme to exceed 100% of his or her salary; and for the purposes of this sub-rule a person’s salary shall be taken to be his or her basic salary before tax (excluding bonuses and benefits in kind) expressed as an annual rate, payable to him or her at that time by the Group Company by which he or she is employed.

(2)	No options shall be granted which would, on the date they are granted, cause the number of Units of Stock in the Bank which shall have been or may be issued in the period of ten years ending with the date the options (or other awards) are granted or been issued in that period, under this Scheme or under any other employees’ stock scheme adopted by the Bank, to exceed such number as represents 10% of the Units of Stock of the Bank in issue at that time.

(3)	No options shall be granted which would, on the date they are granted, cause the number of Units of Stock in the Bank which shall have been or may be issued in the period of ten years ending with the date the options (or other awards) are granted, or been issued in that period, under this Scheme or under any other executive stock scheme adopted by the Bank, to exceed such number as represents 5% of the Units of Stock of the Bank in issue at that time.

(4)	No options shall be granted which would, at the time they are granted, cause the number of Units of Stock in the Bank which shall have been or may be issued in the period of five years ending with the date the options (or other awards) are granted, or been issued in that period, under this Scheme or under any other employees’ stock scheme adopted by the Bank, to exceed such number as represents 5% of the Units of Stock of the Bank in issue at that time.

(5)	No options shall be granted which would, at the time they are granted, cause the number of Units of Stock in the Bank which shall have been or may be issued in the period of three years ending with the date the options (or other awards) are granted, or been issued in that period, under this Scheme or under any other employees’ stock scheme adopted by the Bank, to exceed such number as represents 3% of the Units of Stock of the Bank at that time.

(6)	Where any option or award relating to unissued Units of Stock:

(a)	lapses pursuant to sub-rule (5) of Rule 3 or pursuant to Rules 5 or 6, the Units of Stock concerned will be ignored when calculating the limits in sub-rules (2), (3), (4) and (5) of this Rule 4;

(b)	is disclaimed, the Units of Stock concerned will be included when calculating the limits in sub-rules (2), (3), (4) and (5) of this Rule 4.

(7)	Any treasury Stock transferred under the Scheme shall be deemed to be newly issued Stock when calculating the limits in sub-rules (2), (3), (4) and (5) of this Rule 4.

(8)	Any Units of stock in the Bank which have been issued or which may be issued to the Trustee to satisfy the exercise of any Award shall be included for the purposes of the limits set out in sub-rules (2), (3), (4) and (5) of this Rule 4.

5.	EXERCISE OF OPTIONS; TERMINATION OF OPTIONS

(1)	The exercise of any option granted under the Scheme shall be effected in such form and manner as the Group Remuneration Committee may from time to time prescribe and any notice of exercise shall take effect only when received by the Bank together with the relevant exercise monies or an agreement to provide such monies pursuant to arrangements acceptable to the Bank.

(2)	Subject to sub-rule (5) of this Rule 5 and to sub-rules (1) and (3) of Rule 6, an option granted under the Scheme may not be exercised before the third anniversary of the Grant Date.

(3)	The following provisions apply in relation to the Performance Condition and other conditions imposed by the Group Remuneration Committee pursuant to sub-rule (1) of Rule 3:

(a)	an option granted under the Scheme may only be exercised to the extent that:

(i)	the Performance Condition is satisfied as at the date of exercise (including where it is deemed to be satisfied under sub-rule (3) of this Rule 5); and

(ii)	as permitted by any other condition specified under sub-rule (1) of Rule 3;

(b)	in relation to an option (or any part of an option) which would, except for sub-rule (3)(a) of this Rule 5, become exercisable before the end of the performance period specified in the Performance Condition only by reason of sub-rule (5) of this Rule 5 or Rule 6, the Group Remuneration Committee may, at its absolute discretion, and acting fairly and reasonably, determine whether and to what extent the Performance Condition shall be deemed to be satisfied having regard to the performance of the Bank since the Grant Date, unless the Group Remuneration Committee determines that exceptional circumstances have arisen in which case an option may be exercised to the extent (if any) permitted by the Group Remuneration Committee notwithstanding that the Performance Condition has not been satisfied; and

(c)	if the Performance Condition is not (and is not deemed to be) satisfied and exceptional circumstances have not arisen in accordance with sub-rule (3)(b) of this Rule 5, the option shall immediately and regardless of any other Rule of this Scheme cease to be capable of exercise and lapse.

(4)	Subject to sub-rules (5) and (6) of this Rule 5, if any Participant ceases to be an executive director, an officer or an employee of a Group Company for any reason, including (without limitation) resignation, early retirement or dismissal, any option granted to him or her under the Scheme will lapse upon the date of such cessation.

(5)	If any Participant ceases to be an executive director, an officer or an employee of a Group Company by reason of:

(a)	death;

(b)	injury, ill-health or disability (each proved to the satisfaction of the Group Remuneration Committee); or

(c)	redundancy within the meaning of the Redundancy Payments Acts 1967 to 2003; or

(d)	retirement on or after reaching contractual retirement age; or

(e)	his office or employment is in a company which ceases to be a Group Company, or relates to a business or part of a business which is transferred to a person who is not a Group Company; or

(f)	any other reason and the Group Remuneration Committee in its absolute discretion so permits,

then any option held by him or her may be exercised during the period of 12 months commencing on the date of cessation of office or employment, subject to the following proviso. Unless the Group Remuneration Committee decides otherwise in exceptional circumstances:

(i)	the maximum number of Units of Stock subject to an option which may be issued or transferred shall be (rounded up to the nearest whole Unit of Stock):

A	x	B
N

where A =	the number of Units of Stock subject to an option, after taking account of paragraph (ii) below,

B =	the number of complete months which have elapsed at the date of death or cessation of office or employment for a reason specified in Rule 5(5)(a)-(f) of this Rule 5 since the Grant Date, and

N =	36, and

(ii)	Units of Stock subject to an option may only be issued or transferred to the extent the Performance Conditions have been satisfied (but measured over such period as the Group Remuneration Committee may decide).

(6)	A Participant shall not be treated for the purposes of sub-rule (5) of this Rule 5 above as ceasing to be an executive director, an officer or an employee of a Group Company until such date as he or she is no longer an executive director, an officer or an employee of any Group Company.

(7)	Notwithstanding any other provision of the Scheme, an option granted under the Scheme may not be exercised after the expiration of the period of ten years (or such shorter period as the Group Remuneration Committee may have determined before its grant) beginning with the Grant Date.

(8)	Within 30 days after an option under the Scheme has been exercised by any person, the Court on behalf of the Bank shall procure the issue or transfer to him or her (or a nominee for him or her) of the number of Units of Stock in respect of which the option has been exercised unless the Group Remuneration Committee considers that the issue or transfer thereof would not be lawful in the relevant jurisdiction.

(9)	It is a condition of exercise of any option that, if the Court so requires, the Participant has entered into such joint election under Section 431 of the Income Tax (Earnings and Pensions) Act 2003 of the United Kingdom with the relevant Group Member as required by the Court or such other form of tax election as required by the Court to achieve similar effect and in a case where a Group Company and/or the Trustee is obliged to (or would suffer a disadvantage if it were not to) account for any tax (in any jurisdiction) for which the person in question is liable by virtue of the exercise of the option and/or for any social security contributions or similar contributions payable or assessable in respect of that Award (together, the “Tax Liability”), that person has either:

(a)	made a payment to the Group Company and/or the Trustee of an amount equal to the Bank’s estimate of the Tax Liability; or

(b)	entered into arrangements acceptable to that or another Group Company and/or the Trustee to secure that such a payment is made (whether by authorising the sale of some or all of the Units of Stock on his or her behalf and the payment to the relevant person of the relevant amount out of the proceeds of sale or otherwise).

(10)	All Units of Stock allotted under the Scheme shall rank pari passu in all respects with the Units of Stock of the same class for the time being in issue save as regards any rights attaching to such Units of Stock by reference to a record date prior to the date of the allotment.

(11)	If Units of Stock of the same class as those allotted under the Scheme are listed in The Irish Stock Exchange Official List or The London Stock Exchange Official List (or any successor to these Stock Exchanges), the Bank shall apply to the Irish Stock Exchange or the London Stock Exchange (or any successor to these Stock Exchanges) for any Units of Stock so allotted to be admitted to the appropriate list.

(12)	Options may only be exercised if the Participant is not subject to the additional embargo on dealings in Units of Stock by virtue of the Code of Conduct for Group Employees, or any replacement guidelines, in relation to transactions in securities by directors and relevant employees, on the proposed date of exercise of the option.

6.	TAKEOVER, RECONSTRUCTION AND WINDING-UP

(1)	Subject to sub-rule (6) of this Rule 6 if any person obtains Control of the Bank as a result of making a general offer to acquire Units of Stock in the Bank, or having obtained Control makes such an offer, the Group Remuneration Committee shall notify every Participant thereof and an option may be exercised, to the extent permitted by sub-rule (7) of this Rule 6, within one month (or such longer period, not exceeding 60 days of the offer being declared unconditional in all respects, as the Group Remuneration Committee may permit) of such notification, and to the extent that it is not exercised within that period shall (notwithstanding any other provision of the Scheme) lapse on the expiration thereof.

(2)	For the purposes of sub-rule (1) of this Rule 6, a person shall be deemed to have obtained Control of the Bank if he or she and others acting in concert with him or her have together obtained Control of it.

(3)	If:

(a)	any proposal for the reorganisation of the capital of the Bank or for the reconstruction or amalgamation of the Bank involving a material change in the nature of the Stock comprised in any option becomes unconditional (and for the purposes of this sub-rule the determination of the Court of a material change in the nature of Stock in any particular case shall be final and conclusive); or

(b)	an order is made for the compulsory winding up of the Bank,

subject to sub-rule (6) of this Rule 6 the Group Remuneration Committee shall forthwith notify every Participant thereof and an option granted under the Scheme may be exercised, to the extent permitted by sub-rule (7) of this Rule 6, within one month of such notification, and to the extent that it is not exercised within that period shall (notwithstanding any other provision of the Scheme) lapse on the expiration thereof.

(4)	Where a company (the “Acquiring Company”) obtains Control of the Bank as a result of making a general offer to acquire Units of Stock in the Bank, or having obtained Control makes such an offer, a Participant may at any time within a period of six months following the date on which the Acquiring Company obtained Control, by agreement with the Acquiring Company, release any option granted to him or her under the Scheme in consideration of the grant to him or her of a new option (the “New Option”) over stock or shares in the Acquiring Company, or a subsidiary or holding company of the Acquiring Company, as such phrases are defined in Section 155 of the Companies Act 1963.

(5)	Where a Participant is granted a New Option in consideration of the release of an option granted to him or her under the Scheme, the New Option will be treated as having been acquired at the same time as the option he or she has released and the New Option shall be subject to the provisions of the Scheme as it had effect in relation to the option immediately before the release, and references in the Scheme to the Bank and Units of Stock, or Stock or Ordinary Stock shall be construed as references to the Acquiring Company and its stock or shares as appropriate or, as the case may be, the other company in respect of whose stock or shares the New Option is granted and its stock or shares.

(6)	Upon the occurrence of an Internal Reorganisation, an Option shall not become exercisable (unless the Group Remuneration Committee, in its discretion, determines otherwise) but shall instead be replaced by a new option over shares in the company which Controls the Bank or which carries on the business of the Bank (as the case may be) that have equivalent market values and exercise prices as the Stock to which the option relates immediately prior to the Internal Reorganisation (such market values to be determined by the Group Remuneration Committee) and the Rules shall continue to apply to the new award mutatis mutandis to take account of this alteration as the Group Remuneration Committee shall reasonably determine.

(7)	The extent to which an option becomes exercisable pursuant to sub-rules (1) or (3) of this Rule 6 shall unless the Group Remuneration Committee decides otherwise in exceptional circumstances be as follows:

(i)	the maximum number of Units of Stock over which an option may be exercised shall be (rounded up to the nearest whole Unit of Stock):

A	x	B
N

where A =	the number of Units of Stock subject to an option, after taking account of paragraph (ii) below,

B =	the number of complete months which have elapsed at the date of the first to occur of the events specified in sub-rule (1) above since the Grant Date, and

N =	36, and

(ii)	Units of Stock subject to an option may only be issued or transferred to the extent the Performance Conditions have been satisfied (but measured up to the first to occur of the events specified in this sub-rule).

7.	VARIATION OF CAPITAL

(1)	In the event of any variation in the capital structure of the Bank, including a capitalisation issue, a rights issue, a sub-division or consolidation of Stock, or a reduction in capital, and a demerger, a payment of a capital dividend or other similar event, the Group Remuneration Committee may make such adjustments as it considers appropriate under sub-rule (2) of this Rule 7.

(2)	An adjustment made under this sub-rule shall be to one or more of the following:

(a)	the number and/or nominal value of Units of Stock in respect of which an option granted under the Scheme may be exercised;

(b)	the price at which Units of Stock may be acquired by the exercise of an option (provided that in the event that any alteration of capital results in the reduction of the option price to less than the nominal value of the Stock, the option price shall be the nominal value of such Units of Stock); or

(c)	where an option has been exercised but no Units of Stock have been allotted or transferred pursuant to such exercise, the number of Units of Stock which may be so allotted or transferred and the price at which they may be acquired.

(3)	The Group Remuneration Committee shall not be precluded from making any adjustment made pursuant to sub-rule (2) of this Rule 7 retrospectively where any variation in the Bank’s capital structure occurs after the date of exercise of an option but the relevant record date upon which any Stockholder must duly appear in the register of members preceded the date of allotment of the relevant Stock.

(4)	As soon as reasonably practicable after making an adjustment under sub-rule (2) of this Rule 7, the Group Remuneration Committee shall give notice in writing to any Participant affected by it.

8.	ALTERATIONS

(1)	Subject to sub-rules (2), (4) and (5) of this Rule 8, the Group Remuneration Committee may at any time alter this Scheme, or the Performance Condition, or the terms of any option granted under the Scheme.

(2)	Subject to sub-rule (3) of this Rule 8, no alteration to the advantage of the persons to whom options have been or may be granted may be made under sub-rule (1) of this Rule 8, to Rule 2 (the eligibility of Participants), sub-rule (1) of Rule 3 (mandatory performance conditions), sub-rule (4) of Rule 3 (calculation of the option price), sub-rule (5) of Rule 3 (non-assignability of options), Rule 4 (the limits on individual participation and the number of Units of Stock which may be issued under the Scheme), Rules 5 and 6 (the terms of exercise and the rights attaching to the Units of Stock acquired) and Rule 7 (adjustment of options on a variation of capital), or this Rule 8, without the prior approval by ordinary resolution of the Bank in general meeting.

(3)	Sub-rule (2) of this Rule 8 shall not apply to:

(a)	any alteration to benefit the administration of the Scheme, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any Group Company; or

(b)	any alteration or addition solely relating to a Performance Condition, subject to sub-rule (5) of this Rule 8.

(4)	No alteration to the disadvantage of any Participant shall be made under sub-rule (1) of this Rule 8 unless:

(a)	the Court shall have invited every relevant Participant to give an indication as to whether or not he or she approves the alteration, and

(b)	the alteration is approved by a majority of those Participants who have given such an indication.

(5)	No alteration which solely relates to a Performance Condition shall be made unless:

(a)	an event has occurred which has caused the Group Remuneration Committee, following discussion with the Irish Association of Investment Managers, reasonably to consider that the Performance Condition would not, without the alteration, achieve its original purpose;

(b)	the altered Performance Condition is in the view of the Group Remuneration Committee no more difficult to satisfy than the original Performance Condition was intended to be when granted; and

(c)	the Group Remuneration Committee shall act fairly and reasonably in making the alteration.

(6)	As soon as reasonably practicable after making any alteration under this Rule 8, the Group Remuneration Committee shall give notice in writing to any Participant affected by it.

9.	MISCELLANEOUS

(1)	The rights and obligations of any individual under the terms of his office or employment with any Group Company shall not be affected by his participation in the Scheme or any right which he or she may have to participate in it

(2)	If a Participant shall cease for any reason to be in the office or employment of a Group Company, he/she shall not be entitled, by way of compensation for loss of office or otherwise howsoever, to any sum or any benefit to compensate him for the loss of any right or benefit accrued or in prospect under the Scheme.

(3)	In the event of any dispute or disagreement as to the interpretation of the Scheme, or as to any question or right arising from or related to the Scheme, the decision of the Group Remuneration Committee, ratified by the Court, shall be final and binding upon all persons.

(4)	Any notice or other communication under or in connection with the Scheme may be given by personal delivery or by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he or she is a director, officer or employee of a Group Company, either to his or her last known address or to the address of the place of business at which he or she performs the whole or substantially the whole of the duties of his office or employment or in an electronic communication to an address for the time being notified for that purpose to the person giving the notice.

(5)	No benefit received by a Participant under the Scheme shall be pensionable.

(6)	All costs, charges and expenses (including any capital or stamp duty) incurred in introducing and administering the Scheme shall be borne by the Group Companies as determined by the Group Remuneration Committee.

(7)	Any stamp duty chargeable on the instruments of transfer entered into pursuant to each option shall be borne by the Bank, or where relevant, any Group Company in respect of Participants employed by it.

(8)	A Participating Company may provide money to the Trustee or to any other person to enable that person to acquire Stock to be held for the purposes of the Scheme, or enter into any guarantee or indemnity for these purposes, to the extent permitted by law.

10.	GOVERNING LAW AND JURISDICTION

(1)	This Part One of the Scheme and all options granted under it shall be governed and construed in accordance with Irish law and the Courts of Ireland shall have exclusive jurisdiction to hear any dispute.

11.	TERMINATION OF THE SCHEME

(1)	This Scheme shall terminate on the tenth anniversary of the date on which it is approved by the stockholders of the Bank in general court or at any earlier time by the passing of a resolution by the Court. Termination of the Scheme shall be without prejudice to the subsisting rights of Participants.

PART TWO — UK INLAND REVENUE APPROVED SCHEME

1.	DEFINITIONS AND INTERPRETATION

(1)	In this Scheme, unless the context otherwise requires:

“Accounting Period” means any period in respect of which the Bank prepares an annual report and financial statements;

“the Bank” means The Governor and Company of the Bank of Ireland;

“Code of Conduct for Group Employees” means guidelines that specify the periods during which senior management of a Group Company may deal in Bank Stock;

“Control” means control within the definition given by section 719 of the UK Income Tax (Earnings and Pensions) Act 2003;

“the Court” means the Court of Directors of the Bank or a duly authorised committee thereof;

“the Grant Date” means the date on which an option was granted;

“Group Company” means the Bank or any other company of which the Bank has Control;

“the Group Remuneration Committee” means the group remuneration committee of the Court save that upon the occurrence of any of the corporate events described more fully in Rule 6, then the term means the Group Remuneration Committee of the Court as constituted immediately before such event occurs;

“Internal Reorganisation” means an event contemplated by sub-rules (1) or (3) of Rule 6 the result of which is that the Bank will be under the Control of another company or the business of the Bank is carried on by another company and the persons who owned the shares in the Bank immediately before the change of Control will immediately afterwards own more than 75% of the shares in that other company;

“Participant” means a person who holds an option granted under the Scheme;

“Participating Company” means the Bank or any Subsidiary to which the Scheme is expressed by the Group Remuneration Committee to extend for the time being;

“Performance Condition” is the Performance Condition in the Schedule to the Scheme or such other conditions as may be specified by the Group Remuneration Committee under sub-rule (1) of Rule 3 provided that any material change shall only be made following discussion with the Irish Association of Investment Managers;

“Performance Period” unless the Group Remuneration Committee determines otherwise on the Grant Date means the three consecutive Accounting Periods of which the first is the Accounting Period in which the Grant Date falls (or such shorter period as may be specified in Rules 5 or 6);

“Schedule 4” means Schedule 4 to the Income Tax (Earnings and Pensions) Act 2003 of the United Kingdom;

“the Scheme” means for options granted under this Part Two, the Bank of Ireland Group Executive Stock Option Scheme — 2004 as herein set out comprising Rules 1 to 11 of this Part Two but subject to any alterations or additions made under Rule 8;

“Subsidiary” means a body corporate which is a subsidiary of the Bank within the meaning of Section 736 of the UK Companies Act 1985 and is under the Control of the Bank;

“the Trustee” means the trustee or trustees for the time being of any trust established for the benefit of all or most of the employees of the Bank and/or its subsidiaries;

“Unit of Stock” means a unit of Ordinary Stock in the capital of the Bank and “Units of Stock” and “Stock” and “Ordinary Stock” shall be construed accordingly; and

expressions not otherwise defined in the Scheme have the same meanings as they have in Schedule 4.

(2)	Any reference in the Scheme to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

(3)	Where the context so permits, the singular shall include the plural and vice versa.

(4)	Headings and words in italics are for guidance only and do not form part of the Scheme.

(5)	The attached Schedule forms part of the Scheme.

2.	ELIGIBILITY

(1)	Subject to sub-rule (3) of this Rule 2, a person is eligible to be granted an option if (and only if) he or she is on the Grant Date a full-time director or a qualifying employee of a Participating Company.

(2)	For the purposes of sub-rule (1) of this Rule 2:

(a)	an individual shall be treated as a full-time director of a Participating Company if he or she is obliged to devote to the performance of the duties of his office or employment with Participating Companies not less than 25 hours a week (excluding meal breaks).

(b)	a qualifying employee, in relation to a Participating Company, is an employee whether full-time or part-time of a Participating Company (other than one who is a director of a Participating Company).

(3)	A person is not eligible to be granted an option under the Scheme:

(a)	if at the proposed Grant Date he or she is within three years of his or her anticipated retirement date, or such shorter period (being not less than six months) as may be specified from time to time by the guidelines issued by the Irish Association of Investment Managers; or

(b)	when he or she is not eligible to participate in the Scheme by virtue of paragraph 9 of Schedule 4 (material interest in a close company).

3.	GRANT OF OPTIONS

(1)	Subject to sub-rule (3) and (4) of this Rule 3 and Rule 4, the Group Remuneration Committee may at its absolute discretion grant to any person who is eligible in accordance with Rule 2 above an option to acquire Units of Stock in the Bank which satisfy the requirements of paragraphs 16 to 20 of Schedule 4 (fully paid up, unrestricted ordinary share capital) on the Grant Date (and, subject to sub-rule (6) of Rule 7, at the date of exercise of the option) upon the terms set out in this Part Two of the Scheme and subject to the Performance Condition or such other objective conditions as the Group Remuneration Committee may specify on the Grant Date.

(2)	The Group Remuneration Committee may adopt such procedures as it thinks fit for granting options, whether by issuing invitations or without issuing invitations.

(3)	An option may not be granted under this Part Two of the Scheme unless and until the UK Inland Revenue has approved this Part Two of the Scheme under Schedule 4.

(4)	An option may only be granted under the Scheme:

(a)	within the period of 6 weeks beginning with:

(i)	the date on which the Scheme is adopted by the Bank at the Annual General Court; or

(ii)	the dealing day next following the date on which the Bank announces its results for any period; or

(iii)	the removal of any restriction imposed under statute, order or regulation (including any regulation, order or requirement imposed by any regulatory authority) which had previously prevented the grant of an option under sub-paragraph (ii) above; or

(b)	at any other time when the circumstances are considered by the Group Remuneration Committee to be sufficiently exceptional to justify its grant; and

(c)	within the period of 10 years beginning with the date on which the Scheme is adopted by the Bank.

(5)	The price at which Units of Stock may be acquired by the exercise of an option granted under the Scheme shall be determined by the Group Remuneration Committee before it is granted, but shall not be less than the higher of:

(a)	the average of the closing mid-market prices of Units of Stock of that class (as derived from The London Stock Exchange Daily Official List or any successor to this Stock Exchange) for the three dealing days immediately preceding the Grant Date, provided that no such dealing day shall fall before the day on which the Bank last announced its results for any period; and

(b)	the closing price of Units of Stock of that class (as derived from The London Stock Exchange Daily Official List or any successor to this Stock Exchange) on the Grant Date; and

(c)	if Units of Stock of the same class as those Units of Stock are not quoted in the Official List of The London Stock Exchange, the market value within the meaning of Part VII of the UK Taxation of Chargeable Gains Act 1992 of Units of Stock of that class, as agreed in advance with Shares Valuation of the UK Inland Revenue, on the Grant Date; and

(d)	in the case of an option to acquire Units of Stock only by subscription, the price shall not be less than the nominal value of those Units of Stock.

(6)	An option granted under the Scheme:

(a)	shall not, except on the death of a Participant, be capable of being transferred, assigned, charged or pledged by him or her and any purported transfer, assignment, charge or pledge shall cause the option to lapse forthwith; and

(b)	shall lapse forthwith if he or she is adjudged bankrupt.

(7)	There shall be no monetary consideration for the grant of an option under the Scheme.

(8)	The Bank shall execute an Option in such form and manner as it considers appropriate and is in accordance with Irish law and shall issue to each Participant an Option Certificate which shall be in such form as the Group Remuneration Committee shall from time to time determine. The Option Certificate shall include details of:

(a)	the Grant Date in relation to the option;

(b)	the number of Units of Stock subject to the option;

(c)	the exercise price in relation to the option; and

(d)	the Performance Conditions to be satisfied as a condition of the exercise of the option.

4.	LIMITS

(1)	No person shall be granted options under Part Two of the Scheme which would at the time they are granted, cause the aggregate market value of the Units of Stock which he or she may acquire in pursuance of options granted to him or her under Part Two of the Scheme or under any other share option scheme, not being a savings-related share option scheme, approved under Schedule 4 and established by the Company or any associated company of the Company (and not exercised) to exceed or further exceed £30,000 or such other limit as may apply from time to time for the purposes of paragraph 6(1) to Schedule 4.

(2)	For the purposes of the limit in sub-rule (1) of Rule 4 of the market value of the Units of Stock in relation to which an option was granted shall be calculated:

(a)	in the case of an option granted under this Scheme, as on the day by reference to which the price at which Units of Stock may be acquired by the exercise thereof was determined in accordance with sub-rule (4) of Rule 3;

(b)	in the case of an option granted under any other approved scheme, as at the time when it was granted or, in a case where an agreement relating to the Units of Stock has been made under paragraph 22(2) of Schedule 4, such earlier time or times as may be provided in the agreement; and

(c)	in the case of any other option, as on the day or days by reference to which the price at which shares may be acquired by the exercise thereof was determined.

(3)	No person shall be granted an option which would, at the time it is granted, cause the aggregate price at which he or she may acquire Units of Stock in pursuance of options granted to him or her in the same Accounting Period under either Part One or Part Two of the Scheme to exceed

100% of his or her salary; and for the purposes of this sub-rule a person’s salary shall be taken to be his or her basic salary before tax (excluding bonuses and benefits in kind) expressed as an annual rate, payable to him or her at that time by the Group Company by which he or she is employed.

(4)	No options shall be granted which would, on the date they are granted, cause the number of Units of Stock in the Bank which shall have been or may be issued in the period of ten years ending with the date the options (or other awards) are granted or been issued in that period, under this Scheme or under any other employees’ stock scheme adopted by the Bank, to exceed such number as represents 10% of the Units of Stock of the Bank in issue at that time

(5)	No options shall be granted which would, on the date they are granted, cause the number of Units of Stock in the Bank which shall have been or may be issued in the period of ten years ending with the date the options (or other awards) are granted, or been issued in that period, under this Scheme or under any other executive stock scheme adopted by the Bank, to exceed such number as represents 5% of the Units of Stock of the Bank in issue at that time.

(6)	No options shall be granted which would, at the time they are granted, cause the number of Units of Stock in the Bank which shall have been or may be issued in the period of five years ending with the date the options (or other awards) are granted, or been issued in that period, under this Scheme or under any other employees’ stock scheme adopted by the Bank, to exceed such number as represents 5% of the Units of Stock of the Bank in issue at that time.

(7)	No options shall be granted which would, at the time they are granted, cause the number of Units of Stock in the Bank which shall have been or may be issued in the period of three years ending with the date the options (or other awards) are granted, or been issued in that period, under this Scheme or under any other employees’ stock scheme adopted by the Bank, to exceed such number as represents 3% of the Units of Stock of the Bank at that time.

(8)	Any option granted under the Scheme shall take effect so that the above limits are complied with.

(9)	Where any option or award relating to unissued Units of Stock:

(a)	lapses pursuant to sub-rule (6) of Rule 3 or pursuant to Rules 5 or 6, the Units of Stock concerned will be ignored when calculating the limits in sub-rules (4), (5), (6) and (7) of this Rule 4;

(b)	is disclaimed, the Units of Stock concerned will be included when calculating the limits in sub-rules (4), (5), (6) and (7) of this Rule 4.

(10)	Any treasury Stock transferred under the Scheme shall be deemed to be newly issued Stock when calculating the limits in sub-rules (4), (5), (6) and (7) of this Rule 4.

(11)	Any Units of Stock in the Bank which have been issued or which may be issued to the Trustee to satisfy the exercise of any Award shall be included for the purposes of the limits set out in sub-rules (4), (5), (6) and (7) of this Rule 4.

5.	EXERCISE OF OPTIONS; TERMINATION OF OPTIONS

(1)	The exercise of any option granted under the Scheme shall be effected in such form and manner as the Court may from time to time prescribe and any notice of exercise shall take effect only when received by the Bank together with the relevant exercise monies or an agreement to provide such monies pursuant to arrangements acceptable to the Bank.

(2)	Subject to sub-rule (5) of this Rule 5 and to sub-rules (1) and (3) of Rule 6, an option granted under the Scheme may not be exercised before the third anniversary of the Grant Date.

(3)	The following provisions apply in relation to the Performance Condition and other conditions imposed by the Group Remuneration Committee pursuant to sub-rule (1) of Rule 3:

(a)	an option granted under the Scheme may only be exercised to the extent that:

(i)	the Performance Condition is satisfied as at the date of exercise (including where it is deemed to be satisfied under sub-rule (3) of this Rule 5); and

(ii)	as permitted by any other condition specified under sub-rule (1) of Rule 3;

(b)	in relation to an option (or any part of an option) which would, except for sub-rule (3)(a) of this Rule 5, become exercisable before the end of the performance period specified in the Performance Condition only by reason of sub-rule (5) of this Rule 5 or Rule 6, the Group Remuneration Committee may, at its discretion, and acting fairly and reasonably, determine whether and to what extent the Performance Condition shall be deemed to be satisfied having regard to the performance of the Bank since the Grant Date, unless the Group Remuneration Committee determines that exceptional circumstances have arisen in which case an option may be exercised to the extent (if any) permitted by the Group Remuneration Committee notwithstanding that the Performance Condition has not been satisfied; and

(c)	if the Performance Condition is not (and is not deemed to be) satisfied and exceptional circumstances have not arisen in accordance with sub-rule (3)(b) of this Rule 5, the option shall immediately and regardless of any other Rule of this Scheme cease to be capable of exercise and lapse.

(4)	Subject to sub-rule (5) of this Rule 5, if any Participant ceases to be an executive director or employee of a Group Company for any reason, including (without limitation) resignation, early retirement or dismissal, any option granted to him or her under the Scheme will lapse upon the date of such cessation.

(5)	If any Participant ceases to be an executive director or an employee of a Group Company by reason of:

(a)	death;

(b)	injury, ill-health or disability (each proved to the satisfaction of the Group Remuneration Committee); or

(c)	redundancy within the meaning of the Employment Rights Act 1996 of the United Kingdom; or

(d)	retirement after reaching the age at which he or she is bound to retire in accordance with his or her contract of employment; or

(e)	his office or employment is in a company which ceases to be a Group Company, or relates to a business or part of a business which is transferred to a person who is not a Group Company; or

(f)	any other reason and the Group Remuneration Committee in its discretion acting fairly and reasonably so permits,

then any option held by him or her may be exercised during the period of 12 months commencing on the date of cessation of office or employment, subject to the following proviso. Unless the Group Remuneration Committee acting fairly and reasonably decides otherwise in exceptional circumstances:

(i)	the maximum number of Units of Stock subject to an option which may be issued or transferred shall be (rounded up to the nearest whole Unit of Stock):

A	x	B
N

where A =	the number of Units of Stock subject to an option, after taking account of paragraph (ii) below,

B =	the number of complete months which have elapsed at the date of death or cessation of office or employment for a reason specified in sub-rule (5)(a)-(f) of this Rule 5 since the Grant Date, and

N =	36, and

(ii)	Units of Stock subject to an option may only be issued or transferred to the extent the Performance Conditions have been satisfied (but measured over such period as the Group Remuneration Committee may decide).

(6)	A Participant shall not be treated for the purposes of sub-rule (5) of this Rule 5 as ceasing to be an executive director or an employee of a Group Company until such date as he or she is no longer an executive director or an employee of any Group Company.

(7)	Notwithstanding any other provision of the Scheme, an option granted under the Scheme may not be exercised after the expiration of the period of ten years (or such shorter period as the Group Remuneration Committee may have determined before its grant) beginning with the Grant Date.

(8)	A Participant shall not be eligible to exercise an option under the Scheme at any time when he or she is not eligible to participate in the Scheme by virtue of paragraph 9 of Schedule 4 (material interest in a close company).

(9)	Within 30 days after an option under the Scheme has been exercised by any person, the Court on behalf of the Bank shall procure the issue or transfer to him or her (or a nominee for him or her) of the number of Units of Stock in respect of which the option has been exercised unless the Group Remuneration Committee considers that the issue or transfer thereof would not be lawful in the relevant jurisdiction.

(10)	It is a condition of exercise of any option that, in a case where a Group Company and/or the Trustee is obliged to (or would suffer a disadvantage if it were not to) account for any tax (in any jurisdiction) for which the person in question is liable by virtue of the exercise of the option and/or for any social security contributions or similar contributions payable or assessable in respect of that Award (together, the “Tax Liability”), that person has either:

(a)	made a payment to the Group Company and/or the Trustee of an amount equal to the Bank’s estimate of the Tax Liability; or

(b)	entered into arrangements acceptable to that or another Group Company and/ or the Trustee to secure that such a payment is made (whether by authorising the sale of some or all of the Units of Stock on his or her behalf and the payment to the relevant person of the relevant amount out of the proceeds of sale or otherwise).

(11)	All Units of Stock allotted under the Scheme shall rank pari passu in all respects with the Units of Stock of the same class for the time being in issue save as regards any rights attaching to such Units of Stock by reference to a record date prior to the date of the allotment.

(12)	If Units of Stock of the same class as those allotted under the Scheme are listed in The Irish Stock Exchange Official List or The London Stock Exchange Official List (or any successor to these exchanges), the Bank shall apply to the Irish Stock Exchange or the London Stock Exchange (or any successor to these exchanges) for any Units of Stock so allotted to be admitted to the appropriate list.

(13)	Options may only be exercised if the Participant is not subject to the additional embargo on dealings in Units of Stock by virtue of the Code of Conduct for Group Employees, or any replacement guidelines, in relation to transactions in securities by directors and relevant employees, on the proposed date of exercise of the option.

(14)	For the purposes of paragraph 35A of Schedule 4 the specified retirement age shall be 55.

6.	TAKEOVER, RECONSTRUCTION AND WINDING-UP

(1)	Subject to sub-rule (6) of this Rule 6 if any person obtains Control of the Bank as a result of making a general offer to acquire Units of Stock in the Bank, or having obtained Control makes such an offer, the Group Remuneration Committee shall notify every Participant thereof and an option may be exercised, to the extent permitted by sub-rule (7) of this Rule 6, within one month (or such longer period, not exceeding 60 days of the offer being declared unconditional in all respects, as the Group Remuneration Committee may permit) of such notification, and to the extent that it is not exercised within that period shall (notwithstanding any other provision of the Scheme) lapse on the expiration thereof.

(2)	For the purposes of sub-rule (1) and (6) of this Rule 6, a person shall be deemed to have obtained Control of the Bank if he or she and others acting in concert with him or her have together obtained Control of it.

(3)	If:

(a)	any proposal for the reorganisation of the capital of the Bank, or the reconstruction or amalgamation of the Bank including a material change in the nature of the Stock comprised in any option becomes unconditional (and for the purposes of this sub-rule the determination of the Court of a material change in the nature of Stock in any particular case shall be final and conclusive); or

(b)	the Bank passes a resolution for voluntary winding up; or

(c)	an order is made for the compulsory winding up of the Bank,

subject to sub-rule (6) of this Rule 6 the Group Remuneration Committee shall forthwith notify every Participant thereof and an option granted under the Scheme may be exercised, to the extent permitted by sub-rule (7) of this Rule 6, within one month of such notification, and to the extent that it is not exercised within that period shall (notwithstanding any other provision of the Scheme) lapse on the expiration thereof.

(4)	Where a company (the “Acquiring Company”) obtains Control of the Bank as a result of making a general offer to acquire Units of Stock in the Bank, or having obtained Control makes such an offer, a Participant may at any time within a period of six months following the date on which the Acquiring Company obtained Control, by agreement with the Acquiring Company, release any option granted under the Scheme (the “Old Option”) in consideration of the grant to him or her of a new option (the “New Option”) which, within the meaning ascribed by paragraph 26(3) of Schedule 4, is equivalent to the Old Option but relates to stock or shares in a different company (within the Acquiring Company or some other company falling within paragraph 16(b) or (c) of Schedule 4).

(5)	The New Option shall not be regarded for the purposes of sub-rule (4) of this Rule 6 as equivalent to the Old Option unless the conditions set out in paragraph 27(4) of Schedule 4 are satisfied, but so that the provisions of the Scheme shall for this purpose be construed as if:

(a)	the New Option was an option granted under the Scheme at the same time as the Old Option;

(b)	except for the purposes of the definitions of “Group Company”, “Participating Company” and “Subsidiary”, the expression “the Company” was defined as “a company whose shares may be acquired by the exercise of options granted under this Scheme”; and

(c)	Sub-rule (2) of Rule 8 of the Scheme was omitted.

(6)	Upon the occurrence of an Internal Reorganisation where a new option is offered pursuant to sub-rule 4 of this Rule 6, an option shall not become exercisable but shall instead be replaced by a new option over shares in the company which Controls the Bank or which carries on the business of the Bank (as the case may be) that have equivalent market values and exercise prices as the Stock to which the option relates immediately prior to the Internal Reorganisation (such market values to be determined by the Group Remuneration Committee) and the Rules shall continue to apply to the new award mutatis mutandis to take account of this alteration as the Group Remuneration Committee shall reasonably determine.

(7)	The extent to which an option becomes exercisable pursuant to sub-rules (1) or (3) of this Rule 6 shall unless the Group Remuneration Committee acting fairly and reasonably decides otherwise in exceptional circumstances be as follows:

(i)	the maximum number of Units of Stock over which an option may be exercised shall be (rounded up to the nearest whole Unit of Stock):

A	x	B
N

where A =	the number of Units of Stock subject to an option, after taking account of paragraph (ii) below,

B =	the number of complete months which have elapsed at the date of the first to occur of the events specified in sub-rule (1) above since the Grant Date, and

N =	36, and

(ii)	Units of Stock subject to an option may only be issued or transferred to the extent the Performance Conditions have been satisfied (but measured up to the first to occur of the events specified in this sub-rule).

7.	VARIATION OF CAPITAL

(1)	In the event of any variation of the share capital of the Bank, the Group Remuneration Committee may make such adjustments as it considers appropriate under sub-rule (2) of this Rule 7.

(2)	An adjustment made under this sub-rule shall be to one or more of the following:

(a)	the number and/or nominal value of Units of Stock in respect of which an option granted under the Scheme may be exercised;

(b)	the price at which Units of Stock may be acquired by the exercise of an option (provided that in the event that any variation of capital results in the reduction of the option price to less than the nominal value of the Stock, the option price shall be the nominal value of such Units of Stock); or

(c)	where an option has been exercised but no Units of Stock have been allotted or transferred pursuant to such exercise, the number of Units of Stock which may be so allotted or transferred and the price at which they may be acquired.

(3)	At a time when the Scheme is approved by the UK Inland Revenue under Schedule 4, no adjustment under sub-rule (2) above shall be made without the prior approval of the UK Inland Revenue.

(4)	The Group Remuneration Committee shall not be precluded from making any adjustment made pursuant to sub-rule (2) of this Rule 7 retrospectively where any variation in the Bank’s capital structure occurs after the date of exercise of an option but the relevant record date upon which any Stockholder must duly appear in the register of members preceded the date of allotment of the relevant Stock.

(5)	As soon as reasonably practicable after making an adjustment under sub-rule (2) of this Rule 7, the Group Remuneration Committee shall give notice in writing to any Participant affected by it.

(6)	If the Units of Stock subject to any option cease to satisfy the requirements of paragraphs 16 to 20 of Schedule 4 at any time after the Grant Date then:

(a)	the Court shall as soon as practicable notify the UK Inland Revenue of this;

(b)	the grantor of the option will not be required to allot, transfer or procure the allotment or transfer of shares which satisfy those requirements upon the exercise of an option;

(c)	for the avoidance of doubt, all unexercised options shall continue to exist; and

(d)	the Scheme shall continue to exist but if the UK Inland Revenue withdraw their approval of the Scheme under Schedule 4 it shall continue to exist as an unapproved share option scheme.

8.	ALTERATIONS

(1)	Subject to sub-rules (2), (4) and (5) of this Rule 8, the Group Remuneration Committee may at any time alter this Scheme, or the Performance Condition. When this Scheme is approved by the UK Inland Revenue under Schedule 4, no alteration to the Scheme made under this Rule shall have effect unless and until the Inland Revenue have approved the alteration.

(2)	Subject to sub-rule (3) of this Rule 8, no alteration to the advantage of the persons to whom options have been or may be granted may be made under sub-rule (1) of this Rule 8, to any of the provisions concerning Rule 2 (the eligibility of Participants), sub-rule (1) of Rule 3 (mandatory performance conditions), sub-rule (4) of Rule 3 (calculation of the option price), sub-rule (5) of Rule 3 (non-assignability of options), Rule 4 (the limits on individual participation and the number of Units of Stock which may be issued under the Scheme), Rules 5 and 6 (the terms of exercise and the rights attaching to the Units of Stock acquired) and Rule 7 (adjustment of options on a variation of capital), or this Rule, without the prior approval by ordinary resolution of the Bank in general meeting.

(3)	Sub-rule (2) of this Rule 8 shall not apply to:

(a)	any minor alteration to benefit the administration of the Scheme, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any Group Company; or

(b)	any alteration or addition solely relating to a Performance Condition.

(4)	No alteration to the disadvantage of any Participant shall be made under sub-rule (1) of this Rule 8 unless:

(a)	the Court shall have invited every relevant Participant to give an indication as to whether or not he or she approves the alteration, and

(b)	the alteration is approved by a majority of those Participants who have given such an indication.

(5)	No alteration which solely relates to a Performance Condition shall be made unless:

(a)	an event has occurred which has caused the Group Remuneration Committee, following discussion with the Irish Association of Investment Managers, reasonably to consider that the Performance Condition would not, without the alteration, achieve its original purpose;

(b)	the altered Performance Condition is no more difficult to satisfy than the original Performance Condition was intended to be when granted; and

(c)	the Group Remuneration Committee shall act fairly and reasonably in making the alteration.

(6)	As soon as reasonably practicable after making any alteration under this Rule 8, the Remuneration Committee shall give notice in writing to any Participant affected by it.

9.	MISCELLANEOUS

(1)	The rights and obligations of any individual under the terms of his office or employment with any Group Company shall not be affected by his participation in the Scheme or any right which he or she may have to participate in it.

(2)	If a Participant shall cease for any reason to be in the office or employment of a Group Company, he shall not be entitled, by way of compensation for loss of office or otherwise howsoever, to any sum or any benefit to compensate him for the loss of any right or benefit accrued or in prospect under the Scheme.

(3)	In the event of any dispute or disagreement as to the interpretation of the Scheme, or as to any question or right arising from or related to the Scheme, the decision of the Remuneration Committee, ratified by the Court, shall be final and binding upon all persons.

(4)	Any notice or other communication under or in connection with the Scheme may be given by personal delivery or by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he or she is a director, officer or employee of a Group Company, either to his/her last known address or to the address of the place of business at which he or she performs the whole or substantially the whole of the duties of his office or employment or in an electronic communication to an address for the time being notified for that purpose to the person giving the notice.

(5)	No benefit received by a Participant under the Scheme shall be pensionable.

(6)	All costs, charges and expenses (including any capital or stamp duty) incurred in introducing and administering the Scheme shall be borne by the Group Companies as determined by the Group Remuneration Committee.

(7)	Any stamp duty chargeable on the instruments of transfer entered into pursuant to each option shall be borne by the Bank, or where relevant, any Group Company in respect of Participants employed by it.

(8)	A Participating Company may provide money to the Trustee or any other person to enable that person to acquire Stock to be held for the purposes of the Scheme, or enter into any guarantee or indemnity for these purposes, to the extent permitted by law.

10.	GOVERNING LAW AND JURISDICTION

(1)	This Part Two of the Scheme and all options granted under it shall be governed and construed in accordance with Irish law and the Courts of Ireland shall have exclusive jurisdiction to hear any dispute.

11.	TERMINATION OF THE SCHEME

THIS SCHEME SHALL TERMINATE ON THE TENTH ANNIVERSARY OF THE DATE ON WHICH IT IS APPROVED BY THE STOCKHOLDERS OF THE BANK IN GENERAL COURT OR AT ANY EARLIER TIME BY THE PASSING OF A RESOLUTION BY THE COURT. TERMINATION OF THE SCHEME SHALL BE WITHOUT PREJUDICE TO THE SUBSISTING RIGHTS OF PARTICIPANTS.

BANK OF IRELAND GROUP

LONG TERM INCENTIVE PLAN — 2004

Established by the Bank in General Court
On 7 July 2004

1.	DEFINITIONS AND INTERPRETATION
(1)	In this Plan, unless the context otherwise requires:
“Accounting Period” means any period in respect of which the Bank prepares an annual report and financial statements;

“Award” means a conditional right to receive Units of Stock granted pursuant to sub-rule (1) of Rule 3;

“the Bank” means The Governor and Company of the Bank of Ireland;

“Code of Conduct for Group Employees” means guidelines that specify the periods during which senior management of a Group Company may deal in Bank Stock;

“Control” means control within the definition given by Section 432 of the Taxes Consolidation Act 1997;

“the Court” means the Court of Directors of the Bank or a duly authorised committee thereof;

“the Grant Date” means the date on which an Award was granted;

“Group Company” means the Bank or any other company of which the Bank has Control;

“the Group Remuneration Committee” means the group remuneration committee of the Court save that upon the occurrence of any of the corporate events described more fully in Rule 6, then the term means the Group Remuneration Committee of the Court as constituted immediately before such event occurs;

“Internal Reorganisation” means an event contemplated by sub-rule (1) of Rule 6 the result of which is that the Bank will be under the Control of another company or the business of the Bank is carried on by another company and the persons who owned the shares in the Bank immediately before the change of Control will immediately afterwards own more than 75% of the shares in that other company;

“Participant” means a person who holds an Award granted under the Plan;

“the Performance Conditions” are the performance conditions in the Schedule to the Plan or such other conditions as may be specified by the Group Remuneration Committee under sub-rule (1) of Rule 3 provided that any material change shall only be made following discussion with the Irish Association of Investment Managers;

“the Performance Period” unless the Group Remuneration Committee determines otherwise on the Grant Date means the three consecutive Accounting Periods of which the first is the Accounting Period in which the Grant Date falls (or such shorter period as may be specified in Rules 5 or 6);

“the Plan” means the Bank of Ireland Group Long Term Incentive Plan — 2004 as herein set out but subject to any alterations or additions made under Rule 8;

“the Trustee” means the trustee or trustees for the time being of any trust established for the benefit of all or most of the employees of the Bank and/or its subsidiaries;

“Units of Stock” means a unit of Ordinary Stock in the capital of the Bank and “Units of Stock” and “Stock” and “Ordinary Stock” shall be construed accordingly.

(2)	Any reference in the Plan to any enactment includes a reference to that enactment as from time to time modified, extended or re-enacted.

(3)	Where the context so permits, the singular shall include the plural and vice versa.

(4)	Headings and words in italics are for guidance only and do not form part of the Plan.

(5)	The attached Schedule forms part of the Plan.
2.	ELIGIBILITY
(1)	Subject to sub-rule (2) of this Rule 2, a person is eligible to be granted an Award if (and only if) he or she is on the Grant Date an executive director, an officer or an employee of a Group Company and is required to devote the whole or substantially the whole of his or her working time to his or her office or employment with a Group Company.
(2)	A person is not eligible to be granted an Award if at the proposed Grant Date he or she is within three years of his or her anticipated retirement date or such shorter period (being not less than six months) as may be specified from time to time by the guidelines issued by the Irish Association of Investment Managers.
3.	GRANT OF AWARDS
(1)	Subject to sub-rule (3) of this Rule 3 and Rule 4, the Group Remuneration Committee may at its absolute discretion grant to any person who is eligible in accordance with Rule 2 an Award upon the terms set out in the Plan and subject to the Performance Conditions or such other objective conditions as the Group Remuneration Committee may specify on the Grant Date.

(2)	The Group Remuneration Committee may adopt such procedures as it thinks fit for granting Awards, whether by issuing invitations or without issuing invitations.

(3)	An Award may only be granted:
(a)	within the period of 6 weeks beginning with:
(i)	the date on which the Plan is adopted by the Bank at the Annual General Court; or

(ii)	the dealing day next following the date on which the Bank announces its results for any period; or

(iii)	the removal of any restriction imposed under statute, order or regulation (including any regulation, order or requirement imposed by any regulatory authority) which had previously prevented the grant of an Award under sub-paragraph (ii) above; or
(b)	at any other time when the circumstances are considered by the Group Remuneration Committee to be sufficiently exceptional to justify its grant; and

(c)	within the period of 10 years beginning with the date on which the Plan is adopted by the Bank.

(4)	An Award:
(a)	shall not, except on the death of a Participant, be capable of being transferred, assigned, charged or pledged by him or her and any purported transfer, assignment, charge or pledge shall cause the Award to lapse forthwith; and

(b)	shall lapse forthwith if he or she is adjudged bankrupt.
(5)	There shall be no monetary consideration for the grant of an Award.

(6)	No Award shall confer any beneficial interest in any Unit of Stock prior to the Participant (or his or her personal representatives) being registered as the holder of the Unit of Stock and for the avoidance of doubt, no Participant shall be entitled to any dividends paid or other distribution made, or to exercise or direct the exercise of any votes or any other rights in respect of any Units of Stock by reference to a record date before he or she or his or her nominee is registered as the holder of those Units of Stock.

(7)	The Bank shall issue to each Participant an Award Certificate which shall be in such form as the Group Remuneration Committee shall from time to time determine. The Award Certificate shall include details of:
(a)	the Grant Date in relation to the Award;

(b)	the number of Units of Stock subject to the Award; and

(c)	the Performance Conditions to be satisfied as a condition of the vesting of the Award.
4.	LIMITS

(1)	No person shall be granted an Award under the Plan which would, at the time it is granted, cause the aggregate market value of all the Units of Stock over which Awards have been made to him or her under the Plan in the same Accounting Period to exceed 100% of his or her salary, or in the case of the Group Chief Executive, 150% of his or her salary; and for the purpose of this sub-rule, a person’s salary shall be taken to be his or her basic salary before tax (excluding bonuses and benefits in kind) expressed as an annual rate, payable to him or her at that time by the Group Company by which he or she is employed.

(2)	For the purposes of sub-rule (1) of this Rule 4, the market value of the Units of Stock over which an Award is made shall be taken to be an amount equal to the price of Units of Stock of the same class (as derived from the Official List of the Irish Stock Exchange or any successor to that Stock Exchange) on the Grant Date or, if higher, the average of the prices of Units of Stock of that class for the three dealing days preceding the Grant Date as derived from the Official List of the Irish Stock Exchange or any successor to that Stock Exchange.

(3)	No Awards shall be granted which would, at the time they are granted, cause the number of Units of Stock in the Bank which shall have been or may be issued in the period of ten years ending with the date the awards are granted, under the Plan or under any other employees’ stock scheme adopted by the Bank, to exceed such number as represents 10% of the Units of Stock of the Bank in issue at that time.

(4)	No Awards shall be granted which would, at the time they are granted, cause the number of Units of Stock in the Bank which shall have been or may be issued in the period of ten years ending with the date the awards are granted, under the Plan or under any other executive stock scheme adopted by the Bank, to exceed such number as represents 5% of the Units of Stock of the Bank in issue at that time.

(5)	No Awards shall be granted which would, at the time they are granted, cause the number of Units of Stock in the Bank which shall have been or may be issued in the period of five years ending with the date the awards are granted under this Plan or under any other employees’ stock scheme adopted by the Bank, to exceed such number as represents 5% of the Units of Stock of the Bank in issue at that time.

(6)	No Awards shall be granted which would, at the time they are granted, cause the number of Units of Stock in the Bank which shall have been or may be issued in the period of three years ending with the date the awards are granted, under this Plan or under any other employees’ stock scheme adopted by the Bank, to exceed such number as represents 3% of the Units of Stock of the Bank in issue at that time.

(7)	Where any Award or option relating to unissued Units of Stock:
(a)	lapses pursuant to sub-rule (4) of Rule 3 or pursuant to Rules 5 or 6, the Units of Stock concerned will be ignored when calculating the limits in sub-rules (3), (4), (5) and (6) of this Rule 4;

(b)	is disclaimed, the Units of Stock concerned will be included when calculating the limits in sub-rules (3), (4), (5) and (6) of this Rule 4.
(8)	Any treasury Stock transferred under the Plan shall be deemed to be newly issued Stock when calculating the limits in sub-rules (3), (4), (5) and (6) of this Rule 4.

(9)	Any Units of Stock in the Bank which have been issued or which may be issued to the Trustee to satisfy the exercise of any Award shall be included for the purposes of the limits set out in sub-rules (3), (4), (5) and (6) of this Rule 4.

5.	ISSUE OR TRANSFER OF SHARES TO PARTICIPANTS; TERMINATION OF AWARDS

(1)	Subject to sub-rules (2), (3), (5) and (6) of this Rule 5 and Rule 6, the Units of Stock subject to an Award shall be issued or transferred to a Participant or his or her nominee on or as soon as reasonably practicable after the third anniversary of the Grant Date, but only to the extent the Performance Conditions have been satisfied, and to the extent that the Performance Conditions are not satisfied by the last date on which they may be satisfied, an Award shall immediately lapse.

(2)	Subject to sub-rule (3) of this Rule 5, if any Participant ceases to be an executive director, an officer or an employee of a Group Company for any reason, including (without limitation) resignation, early retirement or dismissal, any Award held by him or her shall lapse upon the date of such cessation.

(3)	If any Participant ceases to be an executive director, an officer or an employee of a Group Company by reason of:
(a)	death; or

(b)	injury, ill health or disability (each proved to the satisfaction of the Group Remuneration Committee); or

(c)	redundancy within the meaning of the Redundancy Payment Acts 1967 to 2003; or

(d)	retirement on or after reaching contractual retirement age; or

(e)	his or her office or employment is in a company which ceases to be a Group Company, or relates to a business or part of a business which is transferred to a company, corporation or person other than a Group Company; or

(f)	any other reason the Group Remuneration Committee in its absolute discretion so permits, then the Units of Stock subject to an Award shall be issued or transferred to him or her, his or her nominee or his or her personal representatives as soon as reasonably practicable after he or she dies or ceases to be an executive director, officer or employee of a Group Company, subject to the following proviso. Unless the Group Remuneration Committee decides otherwise in exceptional circumstances:
(i)	the maximum number of Units of Stock subject to an Award which may be issued or transferred shall be (rounded up to the nearest whole Unit of Stock):

A x B
N
where A	= the number of Units of Stock subject to an Award, after taking account of paragraph (ii) below,

B	= the number of complete months which have elapsed at the date of death or cessation of office or employment for a reason specified in sub-rule (3)(a)-(f) of this Rule 5 since the Grant Date, and

N	= 36, and
(ii)	Units of Stock subject to an Award may only be issued or transferred to the extent the Performance Conditions have been satisfied (but measured over such period as the Group Remuneration Committee may decide).
(4)	A Participant shall not be treated for the purposes of sub-rules (2) and (3) of this Rule 5 as ceasing to be an executive director, an officer or an employee of a Group Company until such date as he or she is no longer an executive director, an officer or an employee of any Group Company.

(5)	No Units of Stock shall be issued or transferred unless:
(a)	the Group Remuneration Committee considers that the issue or transfer of the Units of Stock would be lawful in the relevant jurisdiction; and

(b)	if the Court so requires, the Participant has entered into such joint election under Section 431 of the Income Tax (Earnings and Pensions) Act 2003 of the United Kingdom with the relevant Group Member as required by the Court or such other form of tax election as required by the Court to achieve similar effect and in a case where a Group Company and/or the Trustee is obliged to (or would suffer a disadvantage if it were not to) account for any tax (in any jurisdiction) for which the person in question is liable by virtue of the issue or transfer of Units of Stock pursuant to an Award and/or for any social security contributions or similar contributions payable or assessable in respect of the Award (together, the "Tax Liability"), that person has either:

(i)	made a payment to a Group Company and/or the Trustee of an amount at least equal to the Bank’s estimate of the Tax Liability; or

(ii)	entered into arrangements acceptable to that or another Group Company and/or the Trustee to secure that such a payment is made (whether by authorising the sale of some or all of the Units of Stock on his or her behalf and the payment to the relevant person of the relevant amount out of the proceeds of sale or otherwise).
(6)	The issue or transfer of any Units of Stock under the Plan pursuant to an Award shall be effected in the form and manner prescribed by the Group Remuneration Committee and shall be subject to the provisions of the Code of Conduct for Group Employees, or any replacement guidelines, in relation to transactions in securities by directors and relevant employees or any other regulation or enactment. Where the issue or transfer of Units of Stock pursuant to an Award is prohibited at any time, such issue or transfer shall instead take place as soon as reasonably practicable after it is no longer prohibited.

(7)	All Units of Stock allotted under the Plan shall rank pari passu in all respects with the Units of Stock of the same class for the time being in issue save as regards any rights attaching to such Units of Stock by reference to a record date prior to the date of the allotment.

(8)	If Units of Stock of the same class as those allotted under the Plan are listed in The Irish Stock Exchange Official List or The London Stock Exchange Official List (or any successor to these exchanges), the Bank shall apply to the Irish Stock Exchange or the London Stock Exchange (or any successor to these exchanges) for any Units of Stock so allotted to be admitted to the appropriate list.
6.	TAKE-OVER, RECONSTRUCTION AND WINDING — UP

(1)	Subject to sub-rule (3) of this Rule 6, if:
(a)	any person obtains Control of the Bank as a result of making a general offer to acquire Units of Stock, or having obtained Control makes such an offer; or

(b)	any proposal for the reorganisation of the capital of the Bank or for the reconstruction or amalgamation of the Bank involving a material change in the nature of the Stock comprised in any Award becomes unconditional (and for the purposes of this sub-rule) the determination of the Court of a material change in the nature of Stock in any particular case shall be final and conclusive; or

(c)	an order is made for the compulsory winding up of the Bank;

then the Units of Stock subject to an Award shall be issued or transferred to a Participant or his or her nominee as soon as reasonably practicable after the first to occur of these events, subject to the following proviso. Unless the Group Remuneration Committee decides otherwise in exceptional circumstances:
(i)	the maximum number of Units of Stock subject to an Award which may be issued or transferred shall be (rounded up to the nearest whole Unit of Stock):

A x B
N

where A =	the number of Units of Stock subject to an Award, after taking account of paragraph (ii) below,

B =	the number of complete months which have elapsed at the date of the first to occur of the events specified in sub-rule (1) above since the Grant Date, and

N =	36, and

(ii)	Units of Stock subject to an Award may only be issued or transferred to the extent the Performance Conditions have been satisfied (but measured up to the first to occur of the events specified in this sub-rule).
(2)	For the purposes of sub-rule (1) of this Rule 6, a person shall be deemed to have obtained Control of the Bank if he or she and others acting in concert with him or her have together obtained Control of it.

(3)	Upon the occurrence of an Internal Reorganisation, an Award shall not vest (unless the Group Remuneration Committee, in its discretion, determines otherwise) but shall instead be replaced by a new award over shares in the company which Controls the Bank or which carries on the business of the Bank (as the case may be) that have an equivalent market value as the Stock to which the Award relates immediately prior to the Internal Reorganisation (such market values to be determined by the Group Remuneration Committee) and the Rules shall continue to apply to the new award mutatis mutandis to take account of this alteration as the Group Remuneration Committee shall reasonably determine.

7.	VARIATION OF CAPITAL

(1)	In the event of any variation in the capital structure of the Bank, including a capitalisation issue, a rights issue, a sub-division or consolidation of Stock, or a reduction in capital, a demerger, a payment of a capital dividend, or other similar event, the Group Remuneration Committee may make such adjustments to the number of Units of Stock in respect of which any Award is subject as it considers appropriate.

(2)	As soon as reasonably practicable after making any adjustment under sub-rule (1) of this Rule 7, the Group Remuneration Committee shall give notice in writing to any Participant affected by it.

8.	ALTERATIONS

(1)	Subject to sub-rules (2), (4) and (5) of this Rule 8, the Group Remuneration Committee may at any time alter the Plan, or the Performance Conditions, or the terms of any Award granted under it.

(2)	Subject to sub-rule (3) of this Rule 8, no alteration to the advantage of the persons to whom Awards have been or may be granted may be made under sub-rule (1) of this Rule 8, to Rule 2 (the eligibility of Participants), sub-rule (1) of Rule 3 (mandatory performance conditions), sub-rule (4) of Rule 3 (the non-assignability of Awards), Rule 4 (the limits on individual participation and the number of Units of Stock which may be issued under the Plan), Rules 5 and 6 (the terms of exercise and the rights attaching to the Units of Stock acquired), Rule 7 (adjustment of Awards on a variation of capital), or this Rule, without the prior approval by resolution of the members of the Bank in general meeting.

(3)	Sub-rule (2) of this Rule 8 shall not apply to:

(a)	any alteration to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants or any Group Company; or

(b)	any alteration solely relating to the Performance Conditions, subject to sub-rule (5) of this rule 8.
(4)	No alteration to the disadvantage of any Participant in respect of any Award granted to him or her shall be made under sub-rule (1) of this Rule 8 unless:
(a)	the Group Remuneration Committee shall have invited every relevant Participant to give an indication as to whether or not he or she approved the alteration, and

(b)	the alteration is approved by a majority of those Participants who have given such an indication.
(5)	No alteration which solely relates to the Performance Conditions shall be made unless:
(a)	an event has occurred which has caused the Group Remuneration Committee, following discussion with the Irish Association of Investment Managers, reasonably to consider that the Performance Conditions would not, without the alteration, achieve their original purpose; and

(b)	the altered Performance Conditions are in the view of the Group Remuneration Committee no more difficult to satisfy than the original Performance Conditions were intended to be when granted; and

(c)	the Group Remuneration Committee shall act fairly and reasonably in making the alteration.
(6)	As soon as reasonably practicable after making any alteration under this Rule 8, the Group Remuneration Committee shall give notice in writing to any Participant affected by it.

9.	MISCELLANEOUS

(1)	The rights and obligations of any individual under the terms of his or her office or employment with any Group Company shall not be affected by his or her participation in the Plan or any right which he or she may have to participate in it.

(2)	If a Participant shall cease for any reason to be in the office or employment of a Group Company, he or she shall not be entitled, by way of compensation for loss of office or otherwise howsoever, to any sum or any benefit to compensate him or her for the loss of any right or benefit accrued or in prospect under the Plan.

(3)	In the event of any dispute or disagreement as to the interpretation of the Plan, or as to any question or right arising from or related to this Plan, the decision of the Group Remuneration Committee ratified by the Court shall be final and binding upon all persons.

(4)	Any notice or other communication under or in connection with this Plan may be given by personal delivery or by post, in the case of a company to its registered office, and in the case of an individual to his or her last known address, or, where he or she is a director, officer or an employee of a Group Company, either to his or her last known address, or to the address of the place of business at which he or she performs the whole or substantially the whole of the duties of his or her office of employment or in an electronic communication to an address for the time being notified for that purpose to the person giving the notice.

(5)	No benefit received by a Participant under the Plan shall be pensionable.

(6)	All cost, charges and expenses (including any capital or stamp duties) incurred in introducing and administering the Plan shall be borne by the Group Companies as determined by the Group Remuneration Committee.

(7)	Any stamp duty chargeable on the instruments of transfer entered into pursuant to each Award shall be borne by the relevant Group Company in respect of Participants employed by it.

(8)	A Participating Company may provide money to the Trustee or to any other person to enable that person to acquire Stock to be held for the purposes of the Plan, or enter into any guarantee or indemnity for these purposes, to the extent permitted by law.

10.	GOVERNING LAW AND JURISDICTION

(1)	This Plan and all Awards granted under it shall be governed and construed in accordance with Irish law and the Courts of Ireland shall have exclusive jurisdiction to hear any dispute.

11.	TERMINATION OF THE PLAN

(1)	The Plan shall terminate on the tenth anniversary of the date on which it is approved by the stockholders of the Bank in general court or at any earlier time by the passing of a resolution by the Court. Termination of the Plan shall be without prejudice to the subsisting rights of Participants.